Exhibit 99.5

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 17, 2018, by and among Biodelivery Sciences International, Inc., a Delaware corporation, with headquarters located at 4131 Parklane Avenue, Suite 225, Raleigh, NC 27612 (the “Company”), and the Lead Investor (as defined below) (each a “Investor” and collectively the “Investors”, provided that, if the context requires, references to “Investors” shall be deemed to be references to “Investor”).

RECITALS

A.    In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to investors, including the Lead Investor, an aggregate of 5,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”); and

B.    To induce the Lead Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws to the Lead Investor;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

1.    Certain Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Claims” has the meaning ascribed to such term in Section 2.5.1.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares.

“Company Indemnified Person” has the meaning ascribed to such term in Section 2.5.1.

“Demand Notice” has the meaning ascribed to such term in Section 2.1.1.

“Demand Registration” has the meaning ascribed to such term in Section 2.1.1.

“Demand Right” has the meaning ascribed to such term in Section 2.1.1.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock of such corporation, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests, or other partnership or limited liability company interests, and (c) any other direct or indirect equity ownership or participation in a Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means each of the Investors and any Person holding Registrable Securities to whom the rights under Section 2 have been transferred in accordance with Section 2.8.

“Holder Indemnified Person” has the meaning ascribed to such term in Section 2.5.2.

“Included Registrable Securities” has the meaning ascribed to such term in Section 2.2.1.

“Indemnified Damages” has the meaning ascribed to such term in Section 2.5.1.

“Indemnified Party” has the meaning ascribed to such term in Section 2.5.3.

“Indemnifying Party” has the meaning ascribed to such term in Section 2.5.3.

“Lead Investor” means Broadfin Healthcare Master Fund, Ltd.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Person” means an individual or entity, including, without limitation, any corporation, association, joint stock company, trust, joint venture, general or limited partnership, limited liability company, unincorporated organization, or governmental entity (or any department, agency or political subdivision thereof).

“Piggyback Registration” has the meaning ascribed to such term in Section 2.2.1.

“Pro Rata Basis” with respect to a Registration Statement means relative to the number of Registrable Securities then held by each Investor whose Registrable Securities are included in the Registration Statement.

“Preferred Shares” has the meaning specified therefor in the Recitals of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchase Price” has the meaning set forth in the Purchase Agreement.

“register,” “registered” and “registration” refer to the registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement by the SEC.

“Registrable Securities” means (a) any Conversion Shares, (b) any shares of Common Stock or other capital stock of the Company held by, or issued or issuable with respect to or in exchange for the other outstanding securities of the Company held by, the Investors and (c) any shares of Common Stock or other capital stock of the Company issued or issuable with respect to or in exchange for the Preferred Shares or the shares described in clause (b) above as a result of any stock split, stock dividend, distribution, recapitalization, exchange or similar event or otherwise, which securities in clauses (a)-(c) herein may not be freely sold by a Holder without restriction on volume or manner of sale under Rule 144; provided, however, that such shares shall only be treated as Registrable Securities if and only for so long as they are held by a Holder and (1) have not been disposed of pursuant to a Registration Statement declared effective by the SEC, (2) have not been disposed of pursuant to Rule 144, or (3) have not otherwise been sold in a transaction exempt from the registration requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“Registration Expenses” means all expenses incurred by the parties in complying with Sections 2.1 and 2.2, including, without limitation, all registration, qualification, exchange listing and filing fees, printing expenses, fees and expenses of counsel (including one counsel for all Holders selling shares in such registration) and independent accountants for the Company, blue sky fees and expenses and fees and expenses of the transfer agent for the Common Stock, incident to or required by any such registration (but excluding the Selling Expenses for any Holder).

“Registration Period” has the meaning ascribed to such term in Section 2.4.1.

“Registration Statement” means a registration statement under the Securities Act filed by the Company with the SEC.

“Registration Term” has the meaning ascribed to such term in Section 2.1.1.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor or similar rule as may be enacted by the SEC from time to time, all as the same shall be in effect at the time.

“SEC” means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts and selling commissions and similar fees applicable to the sale of Registrable Securities, all fees and expenses of legal counsel for any Holder (other than fees and expenses of one counsel for the Holders that constitute Registration Expenses) and all transfer taxes relating to any sale of Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to Section 2.2.

“Subsidiary” means, as to a Person, any corporation, partnership, joint venture, limited liability company, association or other entity or organization in which such Person owns (directly or indirectly) any Equity Interest or other similar ownership interest.

“Underwritten Offering” means an offering in which shares of Common Stock are sold to an underwriter on a firm commitment or best efforts basis for reoffering to the public pursuant to a Registration Statement.

“Violations” has the meaning ascribed to such term in Section 2.5.1.

2.    Registration Rights.

2.1.    Demand Registration.

2.1.1.    Demand Procedure. So long as any Registrable Securities remain outstanding (the “Registration Term”), Investors shall have the right (the “Demand Right”), by written notice to the Company (a “Demand Notice”), to require the Company to register all or a portion of the Registrable Securities held by the Investors under and in accordance with the provisions of the Securities Act (a “Demand Registration”), provided that the Company shall not be required to make a Demand Registration for an amount of Registrable Securities less than $5,000,000 as measured by Purchase Price (as defined in the Purchase Agreement) of such Registrable Securities. The Company shall, within two (2) Business Days after the date the Demand Notice is given, provide written notice of such request to all Holders of Registrable Securities. As soon as practicable, but in any case no later than thirty (30) days following the receipt by the Company of the original Demand Notice, the Company will file (i) an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3ASR with the SEC, if the Company is then a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to file Form S-3ASR under the applicable rules and regulations of the SEC, or (ii) a Registration Statement on Form S-3 with the SEC, if the Company is not then eligible to file an automatic shelf registration statement on Form S-3ASR under the applicable rules of the SEC, in either case with respect to resale of the issued and outstanding Registrable Securities covered by the original Demand Notice and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by such other Holders in a Demand Notice which shall be provided to the Company on or before ten (10) days after the date the Company’s Notice is given to such Holders; provided, however, that if the Company is not then eligible to file a Registration Statement on Form S-3ASR or Form S-3, the Company shall instead file a Registration Statement on Form S-1 (or other applicable form) no later than forty five (45) days following receipt of the original Demand Notice. The Company will use commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable after such filing (except in the case of an automatic shelf registration statement on Form S-3ASR that is deemed effective upon filing).The Company shall not be required to effect more than three (3) Demand Registrations for all the Holders as a group; except that the Company shall effect additional Demand Registrations as necessary to register under a Registration Statement all Registrable Securities excluded or withdrawn from the initial Demand Registration by the Managing Underwriter (if any) pursuant to the last sentence of Section 2.1.3.

2.1.2.    Postponement. Notwithstanding anything to the contrary in this Agreement, the Company will, upon written notice to any Holder whose Registrable Securities are included in or proposed to be included in the Registration Statement pursuant to Section 2.1.1, be entitled to postpone the filing of, or, except in the case of an automatic shelf registration statement on Form S-3ASR, declaration of effectiveness of, any Registration Statement prepared pursuant to the exercise of a Demand Right for a reasonable period of time not in excess of one hundred and twenty (120) days, if the board of directors of the Company determines, in the good faith exercise of its business judgment, and has delivered to the Holders written certification to the effect, that such registration and offering would (A) require disclosure of material non-public information concerning the Company which, at such time, is not in the best interest of the Company or (B) be materially detrimental to the Company and its stockholders because it would (1) materially interfere with a material acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, however, such postponement right shall be exercised by the Company not more than once. In the event of any such postponement, the Company will promptly notify the Holders whose Registrable Securities are included in or proposed to be included in the Registration Statement in writing when the events or circumstances permitting such postponement have ended. In the event that the Company is subject to a binding lock-up agreement with one or more third-party underwriters at any time that a Holder requests a Demand Registration, the Company shall have the right to postpone the filing of a Registration Statement pursuant to the Demand Notice until the expiration of the applicable lock-up period (not to exceed ninety (90) days).The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1.1 during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

2.1.3.    Marketing Factors. If any Demand Registration is in the form of an Underwritten Offering, the Investors will select and obtain the services of the investment banking firm or firms and manager or managers that will administer the offering and the counsel to such investment banking firms and managers. If the Managing Underwriter or underwriters of any proposed Underwritten Offering of shares of Common Stock pursuant to a Demand Registration advises the Company that the total issued and outstanding Registrable Securities held by all of the Holders exceeds the number of shares of Common Stock which can be sold in such offering or would have an adverse effect on the price, timing or distribution of the shares of Common Stock proposed to be offered in such Underwritten Offering or other marketing factors with respect thereto, then the shares of Common Stock to be included in such Underwritten Offering on behalf of the Holders shall include the number of Registrable Securities that such Managing Underwriter or underwriters advises the Company can be sold without having such adverse effect, and the number of shares that may be included in such Underwritten Offering shall be allocated to the Holders on a Pro Rata Basis. If the Managing Underwriter excludes or withdraws fifty percent (50%) or more of the total number of Registrable Securities that the Holders have requested to be included in such registration, then such Demand Registration shall not count as a Demand Registration permitted hereunder. If the Managing Underwriter excludes or withdraws any Registrable Securities from such Underwritten Offering pursuant to this Section 2.1.3, then the Registration Term shall be extended until such time as those excluded or withdrawn Registrable Securities are registered under a Registration Statement or cease to be Registrable Securities.

2.1.3.1.     If a Demand Registration is not filed by the Company within the time required by Section 2.1.1 following a Demand Notice (or, in the event of a postponement under Section 2.1.2, then within thirty (30) days of a notice by the Company that the events or circumstances permitting such postponement have ended), then the Selling Holders (on a Pro Rata Basis) shall be entitled to a payment from the Company, as liquidated damages and not as a penalty, in the amount per month equal to one percent (1.0%) of the Purchase Price (as such term is defined in each of the respective Purchase Agreements with respect to each Selling Holder) for the Registrable Securities subject to such Demand Registration, from the date the Company was required to file the relevant Demand Registration until it is actually filed (or, if earlier, such Selling Holder no longer holds Registrable Securities) and pro-rated for any partial month. The maximum penalty payable by the Company for all such failures to timely file shall not exceed ten percent (10%) of the Purchase Price (as such term is defined in each of the Purchase Agreement) in the aggregate. The liquidated damages payable pursuant to the immediately preceding sentence shall be payable within five (5) Business Days after the end of each such monthly period, and shall be paid in immediately available funds.

2.2.    Piggyback Registration.

2.2.1.    Participation. If the Company proposes to file a Registration Statement, at any time beginning on the Closing Date until the end of the Registration Term, with respect to shares of Common Stock for its own account, for sale to the public, or to register shares of Common Stock for stockholders of the Company other than the Holders, in each case in connection with the public offering of such shares solely for cash and other than (x) a registration on Form S-8 relating solely to employee benefit plans, (y) a registration relating solely to a transaction contemplated by Rule 145 under the Securities Act, or (z) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, then the Company shall give prompt notice of such proposed registration to each Holder and such notice shall offer each Holder (or any Holder who is not participating in the proposed Registration Statement) the opportunity to include in such registration such number of Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”). The notice required to be provided in this Section 2.2.1 to each Holder shall be provided pursuant to Section 5. Each Holder shall then have fifteen (15) days to request inclusion of Registrable Securities in the registration. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake a registration and prior to the closing of such registration, the Company shall determine for any reason not to undertake or to delay such registration, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such registration, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated registration, and (y) in the case of a determination to delay such registration, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the registration. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2.1 of this Agreement. The Company shall have no obligation under this Section 2.2 to make any offering of its shares of Common Stock or to complete an offering of its shares of Common Stock that it proposes to make.

2.2.2.    Priority of Piggyback Registration. If the Managing Underwriter or underwriters of any proposed Underwritten Offering of shares of Common Stock included in a Piggyback Registration advises the Company that the total amount of shares of Common Stock which the Selling Holders and any other Persons (other than the Company) intend to include in such offering exceeds the number which can be sold in such offering or would have an adverse effect on the price, timing or distribution of the shares of Common Stock proposed to be offered in such Underwritten Offering, then the shares of Common Stock to be included in such Underwritten Offering on behalf of the Selling Holders shall include the number of Registrable Securities that such Managing Underwriter or underwriters advises the Company can be sold without having such adverse effect. Such shares of Common Stock shall be allocated pro rata among the Selling Holders and any other Persons who possess registration rights who have requested participation in the Piggyback Registration (“Other Holders”) (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of shares of Common Stock or other capital stock of the Company proposed to be sold by such Selling Holder or such Other Holder in such offering by (B) the aggregate number of shares of such class of securities proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).

2.3.    Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 and Section 2.2 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any Registration Expenses for any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holder delivering such Demand Notice (in which case all

Selling Holders shall bear such expenses on a Pro Rata Basis), unless such Holder agrees that such withdrawn registration shall constitute a Demand Registration to which the Holders were entitled pursuant to Section 2.1. All Selling Expenses (other than underwriting discounts and commissions) relating to the sale of Registrable Securities registered by or on behalf of the Holders shall be borne by the Company, including the reasonable and documented fees, disbursements and related charges of one counsel to the Lead Investor, or to the Selling Holders if the Lead Investor is not a Selling Holder (not to exceed $20,000 without the prior approval of the Company).

2.4.    Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense, in the case of a Registration Statement filed pursuant to Section 2.1 or Section 2.2, the Company will, during such time as any Holder holds Registrable Securities:

2.4.1.    use commercially reasonable efforts to cause such Registration Statement to become effective and to prepare and file such amendments and post-effective amendments to the Registration Statement and any documents required to be incorporated by reference therein as may be necessary to keep the applicable Registration Statement filed and declared effective pursuant to this Agreement, and any related qualification or compliance under state securities laws which it is necessary to obtain, effective until the earliest of (A) the date upon which all Registrable Securities cease to be Registrable Securities and (B) the date upon which the Holders have completed the distribution described in such Registration Statement, whichever first occurs (the period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as the “Registration Period”).

2.4.2.    at least five (5) Business Days prior to filing a Registration Statement and at least three (3) Business Days prior to the filing of a prospectus or any amendments or supplements to a Registration Statement or a prospectus (but not any periodic report to be incorporated by reference in a Registration Statement or a prospectus), the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, copies of or drafts of all such documents proposed to be filed, which documents shall be subject to the reasonable review of such Holders and underwriters, if any, and the Company shall use commercially reasonable efforts to satisfy any objections with respect thereto raised by the Selling Holders, or the underwriters, if any;

2.4.3.    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

2.4.4.    furnish such number of prospectuses and other documents incident thereto as any Holder from time to time may reasonably request to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder;

2.4.5.    use commercially reasonable efforts to timely register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any jurisdiction unless the Company is already subject to service in such jurisdiction;

2.4.6.    notify each Holder of such Registrable Securities as promptly as practicable (A) after becoming aware of the happening of any event as a result of which the Registration Statement, the prospectus included in the Registration Statement, as then in effect, or any prospectus supplement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) if the board of directors of the Company determines, in the good faith exercise of its business judgment, that the disposition of Registrable Securities pursuant to the Registration Statement would (I) require disclosure of material non-public information concerning the Company which, at such time, is not in the best interest of the Company, or (II) otherwise materially and adversely affect the Company or its stockholders because it would (1) materially interfere with a material acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act or Exchange Act, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the receipt by the Company of written correspondence from the SEC notifying the Company that the SEC may undertake either of the foregoing or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction, and notify each Holder of such Registrable Securities when such events or circumstances have ended and the applicable Registration Statement is again available for use in connection with dispositions of Registrable Securities and, if appropriate, the Company will in connection therewith prepare a supplement or amendment to the prospectus included in the applicable Registration Statement as promptly as reasonably practicable, but in any event within 60 days of the Company’s suspension notice, so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to take such other commercially reasonable action as promptly as reasonably practicable as is necessary to remove a stop order, suspension, written notification from the SEC of the possibility thereof or proceedings related thereto. The Company shall not be permitted to suspend usage of the Registration Statement in the case of any event described in clause (A) or (B) of the preceding sentence more than a total of sixty (60) days in any twelve-month period;

2.4.7.    notify each Holder of such Registrable Securities as promptly as practicable of (A) the filing of the Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (B) the receipt of any written comments from the SEC with respect to any filing referred to in clause (A) and any written request by the SEC for amendments or supplements to the Registration Statement or any prospectus or prospectus supplement thereto;

2.4.8.    upon request and subject to appropriate confidentiality arrangements between the parties, furnish to all Holders copies of all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) to the extent related to a Registration Statement filed pursuant to Section 2.1 or Section 2.2;

2.4.9.    in the case of an Underwritten Offering, use commercially reasonable efforts to cause to be furnished, upon request of the underwriters, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have audited any of the Company’s financial statements included or incorporated by reference into the Registration Statement, and each of the opinion and the “comfort” letter shall be in customary form and cover such matters with respect to such Registration Statement (and the prospectus and any prospectus supplement included therein) as such underwriters may reasonably request and which are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in similar Underwritten Offerings of securities;

2.4.10.    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

2.4.11.    make available to the appropriate representatives of the Managing Underwriter and Holders access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act to the extent such defense is available to such person; provided, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

2.4.12.    provide a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

2.4.13.    if requested by a Holder and subject to review by the Company and approval by the Company, such approval not to be unreasonably withheld or delayed, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

2.4.14.    cause all such Registrable Securities to be listed or quoted on each securities exchange or nationally recognized automated quotation system on which similar securities issued by the Company are then listed or quoted.

2.5.    Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

2.5.1.    To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, members, partners, employees, agents, underwriters, advisors, representatives of, and each Person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened (“Indemnified Damages”), to which any of them may become subject to the extent such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any document incorporated by reference therein, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in any related free writing prospectuses of the Company or in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in each case in light of the circumstances under which the statements therein were made, not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (A), (B) and (C) being, collectively, “Violations”). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 2.5.1: (i) shall not apply to a Claim by a Company Indemnified Person to the extent arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Company Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 2.8.

2.5.2.    In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 2.5.1, the Company, each of its directors, each of its officers who signs the Registration Statement, each of its employees, agents, advisors and representatives and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnified Person”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, to the extent such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this Section 2.5.2 and the agreement with respect to contribution contained in Section 2.5.4 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 2.5.2 for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds (net of any Selling Expenses) to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement, except in the event of fraud by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 2.8. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 2.5.2 with respect to any preliminary prospectus shall not inure to the benefit of any Holder Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

2.5.3.    Each Company Indemnified Person or Holder Indemnified Person entitled to indemnification under this Section 2.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought, and unless in such Indemnified Party’s reasonable judgment a conflict of interest may exist between such Indemnified Party and the

Indemnifying Party, shall permit the Indemnifying Party to assume the defense of any such Claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such Claim.

2.5.4.    If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim or Indemnified Damages referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or Indemnified Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the Violations which resulted in such Claim or Indemnified Damages as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the Violation relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

2.6.    Covenants of Holders.

2.6.1.    Each Holder agrees that, upon receipt of any notice from the Company pursuant to Section 2.4.6, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement (and if so requested by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice), until the receipt of written notification from the Company that the circumstances requiring the discontinuation of the use of such Registration Statement have ended and, if applicable, receipt from the Company of copies of a supplemented or amended prospectus.

2.6.2.    Each Holder whose Registrable Securities are included in a Registration Statement pursuant to an Underwritten Offering severally agrees to enter into such lock-up agreement as the Managing Underwriter may in its reasonable discretion require in connection with any such Underwritten Offering (which lock-up agreement may provide for a lock-up period of up to 90 days); provided, however, that all executive officers and directors of the Company shall be subject to similar restrictions or enter into similar agreements (subject to such exceptions as the Managing Underwriter may permit in its reasonable discretion).

2.6.3.    Each Holder agrees to notify the Company, at any time when a prospectus relating to a Registration Statement contemplated by Sections 2.1 or 2.2, as the case may be, is required to be delivered by it under the Securities Act, of the occurrence of any event relating to the Holder which requires the preparation of a supplement or amendment to such prospectus included in the Registration Statement so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading relating to such Holder, and each Holder shall promptly make available to the Company the information to enable the Company to prepare any such supplement or amendment. Each Holder also agrees that, upon delivery of any notice by it to the Company of the happening of any event of the kind described in the preceding sentence of this subsection, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until its receipt of the copies of the supplemental or amended prospectus contemplated by this subsection, which the Company shall promptly (and in any event within 60 days of any such Company notice) make available to each Holder and, if so requested by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities at the time of delivery of such notice.

2.6.4.    Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 2. Such Holder will assist the Company in updating such information in the Registration Statement and any prospectus supplement relating thereto.

2.6.5.    Each Holder hereby covenants with the Company not to make any disposition of Registrable Securities pursuant to the Registration Statement other than in compliance with the Securities Act and other applicable laws (provided, that for purposes of this covenant, each Holder shall be entitled to rely on the accuracy and completeness of disclosures with respect to which the Company is providing indemnification pursuant to Section 2.5 hereof).

2.7.    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable best efforts after the Closing Date and until such date that all Registrable Securities have been (A) disposed of pursuant to a Registration Statement declared effective by the SEC, (B) disposed of pursuant to Rule 144 or (C) otherwise been sold in a transaction exempt from the registration requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, to:

2.7.1.    make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144, at all times; and

2.7.2.    file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act for so long as the Company remains subject to such requirements, and the filing of such reports is required for sales under Rule 144.

2.8.    Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holder by the Company under Sections 2.1 and 2.2 may be assigned in full (but only with all related obligations) by a Holder (i) to a Subsidiary of such Holder, provided that such Holder retains its ownership interest in such Subsidiary, (ii) to an Affiliate of such Holder (other than a Subsidiary of such Holder) provided that such assignment shall not be with the intent of or as part of a transaction or a series of related transactions to transfer, assign, merge or exchange such Affiliate to or with a Person that is not an Affiliate of such Holder or (iii) to a transferee or assignee in conjunction with a transfer or assignment of all or substantially all of such Holder’s assets to such transferee or assignee; provided, however, that, as a condition precedent to any such transfer or assignment, (A) such transfer or assignment shall be effected in accordance with applicable securities laws; (B) such Holder gives prior written notice to the Company; and (C) such transferee agrees in writing to comply with the terms and provisions of this Agreement and such transfer does not violate any other provision of this Agreement. Except as permitted by this Section 2.8, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited. The term “Buyer” as used in this agreement shall include any assignee of Buyer’s rights permitted by this Section.

3.    Governing Law; Jurisdiction; Jury Trial. Section 9(a) of the Purchase Agreement is incorporated herein by reference as if fully set forth herein.

4.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that such transactions are fulfilled to the extent possible.

5.    Notices. Section 9(f) of the Purchase Agreement is incorporated herein by reference as if fully set forth herein.

6.    Titles and Subtitles. The titles and subtitles contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.    Waivers and Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority or more of the then outstanding Registrable Securities, provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

8.    Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns.

9.    Entire Agreement. This Agreement, in conjunction with the Purchase Agreement and the other agreements referenced therein, constitute the entire agreement and understanding of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

10.    Counterparts. This Agreement may be executed in multiple counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by electronic signature or is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force as if such electronic signature, facsimile or “.pdf” signature page were an original thereof.

11.    Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if they fail to perform their obligations hereunder, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction (whether temporary, preliminary or permanent) or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

12.    No Third Party Beneficiaries. Nothing expressed or implied in this Agreement shall be construed to give any Person other than the parties hereto any legal or equitable rights hereunder.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo, Pharm. D.
Title:	Vice Chairman

LEAD INVESTOR:

BROADFIN HEALTHCARE MASTER FUND, LTD.
By:
its Director

By:	/s/ Kevin Kotler
Name:	Kevin Kotler
Title:	Director

[Signature Page to Registration Rights Agreement]